Exhibit A
AMENDED AND RESTATED JOINT FILING AGREEMENT
Dated as of December 13, 2006
     In accordance with Rules 13d-1(k) and 13d-2(a) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of the undersigned of an amendment to the Schedule 13D filed with the Securities and Exchange Commission on March 6, 2006 (including any and all amendments thereto) with respect to the shares of common stock, par value $0.01 per share, of MakeMusic, Inc., a Minnesota corporation, and that this Amended and Restated Joint Filing Agreement may be included as an Exhibit to such joint filing.
     Each of the undersigned agrees that each party hereto is responsible for the timely filing of such Schedule 13D/A (including any and all amendments thereto) and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning any other party, unless such party actually knows that such information is incorrect. Each party will indemnify the other parties for any incompleteness or inaccuracy in such information concerning the indemnifying party.
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     IN WITNESS WHEREOF, the undersigned hereby execute this Amended and Restated Joint Filing Agreement as of the date first written above.

LAUNCHEQUITY PARTNERS I, L.P.

By: Broadway Advisors, LLC
Its: General Partner

By:	/s/ Jeffrey A. Koch

Name: Jeffrey A. Koch
Its: Manager

LEAP HOLDINGS, L.P.

By: Broadway Advisors, LLC
Its: General Partner

By:	/s/ Jeffrey A. Koch

Name: Jeffrey A. Koch
Its: Manager

LAUNCHEQUITY ACQUISITION PARTNERS, LLC - EDUCATION PARTNERS

By: Broadway Advisors, LLC
Its: Manager

By:	/s/ Jeffrey A. Koch

Name: Jeffrey A. Koch
Its: Manager

LAUNCHEQUITY ACQUISITION PARTNERS, LLC - EDUCATION PARTNERS I

By: Broadway Advisors, LLC
Its: Manager

By:	/s/ Jeffrey A. Koch

Name: Jeffrey A. Koch
Its: Manager

BROADWAY ADVISORS, LLC
By:	/s/ Jeffrey A. Koch
Name:	Jeffrey A. Koch
Its: Manager

/s/ Jeffrey A. Koch
JEFFREY A. KOCH

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